Exhibit 10.1

WAIVER TO CREDIT AGREEMENT

This WAIVER TO CREDIT AGREEMENT (this “Waiver”) is entered into as of November 22, 2010, by and among (1) DMLP, LTD., a Bahamas international business company (“DMLP”), (2) TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD. (ABN 35 121 104 167), an Australian proprietary company (“TEMI”), (3) TALON EXPLORATION, LTD., a corporation duly organized and validly existing under the laws of Bahamas (“Talon”), (4) TRANSATLANTIC TURKEY, LTD., a corporation duly organized and validly existing under the laws of Bahamas (“TAT”, and together with DMLP, TEMI and Talon, each a “Borrower” and, collectively, the “Borrowers”), (5) the Guarantors (as defined in the Credit Agreement defined herein), (6) the Lenders (as defined in the Credit Agreement defined herein) and (7) STANDARD BANK PLC, as the administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of December 21, 2009 (as may from time to time be amended, supplemented, restated or otherwise modified, the “Credit Agreement”).

WHEREAS, the parties hereto wish to waive the requirement under Section 3.2(b) of the Credit Agreement that the Borrowing Base be redetermined (the “Interim Redetermination Requirement”) based on the Internal Reserves Report previously delivered to the Technical Agent and dated as of June 30, 2010 with respect to the Hydrocarbon Interests included or to be included in the Borrowing Base and otherwise in accordance with the provisions of Section 3 of the Credit Agreement; provided, however, that such waiver shall in no event apply to Borrowing Base redeterminations based on (x) Internal Reserves Reports to be delivered as of June 30, 2011 or (y) Internal Reserves Reports to be delivered as of June 30 in subsequent years, in each case (x) and (y) in accordance with the provisions of Section 3.2(b) of the Credit Agreement.

WHEREAS, the Lenders agree to waive the Interim Redetermination Requirement on the terms and subject to the conditions set forth in this Waiver.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. Unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

1.2 Interpretation. This Waiver shall be construed and interpreted in accordance with the rules of construction set forth in Section 1.2 and Section 1.3 of the Credit Agreement.

SECTION 2. WAIVER.

2.1 Waiver. Subject to the conditions precedent set forth in Section 3, the Lenders party hereto agree to waive the Interim Redetermination Requirement provided that (x) no later than February 28, 2011 the Borrowers shall deliver to the Technical Agent an Independent Reserves Report dated effective as of December 31, 2010 (the “2010 Independent Reserves Report”) and such other information as may be reasonably requested by the Technical Agent or any Lender with respect to the Hydrocarbon Interests included or to be included in the Borrowing Base and otherwise in accordance with the provisions of Section 3.2(a)(ii) of the Credit Agreement and (y) effective from and including January 1, 2011 until the effective date of redetermination of the Borrowing Base based on the 2010 Independent Reserves Report and otherwise in accordance with the provisions of Section 3.2(a)(ii) of the Credit Agreement, the Borrowing Base shall be $37,000,000. For the avoidance of doubt, the aggregate Commitments of all Lenders shall remain $45,000,000 after giving effect to this Waiver.

It is hereby acknowledged and agreed that the foregoing waivers shall not be deemed to be, or construed as, a waiver of any Default or Event of Default that may now be in existence or that may hereafter occur.

SECTION 3. CONDITIONS PRECEDENT

3.1 Conditions Precedent. The waivers referred to in Section 2 shall become effective if:

(a) this Waiver shall have been executed by the Borrowers and the Majority Lenders and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

(b) the Guarantors shall have consented and agreed to and acknowledged the terms of this Waiver; and

(c) the Borrowers shall have paid all outstanding documented costs and expenses (including invoiced legal fees), invoiced by the Administrative Agent on or prior to the date hereof.

SECTION 4. MISCELLANEOUS

4.1 Representations and Warranties. Each Borrower, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) it is duly organized, validly existing and in good standing (if such concept exists under the laws of its jurisdiction of organization) under the laws of its jurisdiction of organization;

(b) the execution, delivery, and performance of this Waiver and the consummation of the transactions contemplated hereby (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene its constitutional documents or any Applicable Law or any of its Contractual Obligations, and (iv) will not result in the creation or imposition of any Lien prohibited by the Credit Agreement;

(c) no consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for its due execution and delivery of this Waiver, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby;

(d) it has duly executed and delivered this Waiver, and upon satisfaction of the conditions set forth in Section 3 above, this Waiver constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity;

(e) both before and after giving effect to this Waiver, no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Waiver; and

(f) to the extent not already made above, each of the other representations and warranties set forth in Article 6 of the Credit Agreement is true and correct in all material respects as of the date hereof, (unless stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).

4.2 Waiver of Claims. Each Borrower hereby waives and releases each of the Secured Parties and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which it is aware that currently exist and can now be asserted to reduce or eliminate all or any part of the obligation of such Borrower to make any payments to the Secured Parties as provided in the Loan Documents, such waiver and release being made with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

4.3 Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, each Borrower agrees to pay on demand, upon presentation of a statement of account, all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Waiver, including without limitation the reasonable costs and fees of the Administrative Agent’s legal counsel, regardless of whether this Waiver becomes effective in accordance with the terms hereof.

4.4 Credit Agreement Unaffected. Each reference to the Credit Agreement herein or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Waiver is a Loan Document.

4.5 Entire Agreement. This Waiver, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

4.6 Counterparts. This Waiver may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

4.7 Governing Law. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.8 Submission to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF A SECURED PARTY OR AN OBLIGOR IN CONNECTION HEREWITH OR THEREWITH; PROVIDED, THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF A SECURED PARTY TO BRING PROCEEDINGS AGAINST AN OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

4.9 Jury Trial Waiver. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS WAIVER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS WAIVER.

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IN WITNESS WHEREOF, this Waiver has been duly executed and delivered as of the date first written above.

DMLP, LTD., as Borrower

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer

TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD., as Borrower

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer

TALON EXPLORATION, LTD., as Borrower

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer

TRANSATLANTIC TURKEY, LTD., as Borrower

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer

STANDARD BANK PLC, as Administrative Agent

By:	/s/ Ola Busari
Name: Ola Busari
Title:

By:	/s/ Mark Heptinstall
Name: Mark Heptinstall
Title:

STANDARD BANK PLC, as a Lender

By:	/s/ Robert Anastasio
Name: Robert Anastasio
Title: Senior Vice President

By:	/s/ Javier M. Rocio
Name: Javier M. Rocio
Title: Managing Director

BNP PARIBAS, as a Lender

By:	/s/ Stephen Paris
Name: Stephen Paris
Title: Authorized Signatory

By:	/s/ Julien Rousseau
Name: Julien Rousseau
Title: Executive Officer

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned (the “Guarantors”) consents and agrees to and acknowledges the terms of the foregoing Waiver to Credit Agreement, dated as of November 19, 2010 (the “Waiver”). Each of the Guarantors further agrees that its guarantee obligations under Article 10 of the Credit Agreement shall remain in full force and effect and be unaffected hereby. Unless otherwise defined herein, each capitalized term used herein and not defined herein shall have such meaning ascribed to it in the Waiver.

Each Guarantor, by signing below, hereby waives and releases the Administrative Agent and each of the Secured Parties and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which such Guarantor is aware that currently exist and can now be asserted to reduce or eliminate all or any part of the obligation of such Guarantor to repay the Administrative Agent and the Secured Parties as provided in the Credit Agreement executed by such Guarantor, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

This Guarantor Acknowledgement and Agreement shall be governed by and construed and interpreted in accordance with, the law of the State of New York.

EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ACKNOWLEDGEMENT AND AGREEMENT AND THE WAIVER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES THERETO TO ENTER INTO THE WAIVER.

IN WITNESS WHEREOF, each of the undersigned has executed this Guarantor Acknowledgment and Agreement as of the date of the Waiver.

TRANSATLANTIC WORLDWIDE, LTD., as Guarantor

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer

TRANSATLANTIC PETROLEUM (USA) CORP., as Guarantor

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer

INCREMENTAL PETROLEUM (SELMO) PTY. LTD., as Guarantor

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Director

TRANSATLANTIC PETROLEUM LTD., as Guarantor

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer